SEAL OMITTED        State of Missouri . . . Office of Secretary of State
                             ROY D. BLUNT, Secretary of State

                           Articles of Incorporation
       (To be submitted in duplicate by an attorney or an incorporator.)


HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

     The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is: INTERACTIVE MEDIA MO CORP.
                                    --------------------------------------------


                                  ARTICLE TWO

The address, including street and number, if any, of the corporation's initial registered office in this state is: 222 EAST DUNKLIN STREET, JEFFERSON CITY,
                                   ---------------------------------------------
MISSOURI 65101
--------------------------------------------------------------------------------

and the name of its initial agent at such address is: THE PRENTICE-HALL
                                                     ---------------------------
CORPORATION SYSTEM. INC.
--------------------------------------------------------------------------------


                                 ARTICLE THREE

     The aggregate number, class and par value, if any, of shares which the corporation shall have authority is issue shall be:

30,000 NPV        common

     The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

                                                        FILED AND CERTIFICATE OF
                                                         INCORPORATION  ISSUED
                                                             DEC 11 1991

                                                           /s/ Roy D. Blunt
                                                         -----------------------

                                  ARTICLE FOUR

     The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

                                      NONE



                                  ARTICLE FIVE

     The name and place of residence of each incorporator is as follows:

Name                               Street                                   City

JULIE ESPINOZA               500 CENTRAL AVENUE                 ALBANY, NY 12206



                                  ARTICLE SIX
            (Designate which and complete the applicable paragraph.)

|XX| The number of directors to constitute the first board of directors is 5. Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

     OR

| | The number of directors to constitute the board of directors is_________. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named.)


                                  ARTICLE SEVEN

The duration of the corporation is PERPETUAL

                                 ARTICLE EIGHT

The corporation is formed for the following purposes:

     TO DEVELOP AND MARKET INTERACTIVE PRODUCTS AND SERVICES, INCLUDING BUT NOT LIMITED TO, PROMOTIONS OF PRODUCTS AND SERVICES USING INTERACTIVE VOICE RESPONSE SYSTEMS, AND VOICE MAIL ADVERTISING SERVICES.

     TO ORGANIZE, PROMOTE, DEVELOP, SELL, LEASE OR LOAN SUCH PRODUCTS AND SERVICES FOR COMMERCIAL, INDUSTRIAL, PROFESSIONAL, EDUCATIONAL, ACADEMIC, SCIENTIFIC OR GOVERNMENTAL USE.

     TO HIRE EMPLOYEES AND INDEPENDENT CONTRACTORS, AND PURCHASE GOODS AND SERVICES, NECESSARY OR CONVENIENT TO THE CONDUCT OF ITS BUSINESS.

     TO PURCHASE, LEASE, RECEIVE OR OTHERWISE ACQUIRE OR OBTAIN, HOLD, OPERATE, EMPLOY AND OTHERWISE USE, SELL, SURRENDER, TRANSFER OR OTHERWISE DISPOSE OF ANY OR ALL EQUIPMENT OR PROPERTY, BOTH REAL AND PERSONAL, NECESSARY OR CONVENIENT TO THE CONDUCT OF ITS BUSINESS.

     TO ACQUIRE, PURCHASE, RECEIVE, HOLD, USE, SELL, ASSIGN, LEASE, MORTGAGE OR OTHERWISE DISPOSE OF LETTERS PATENT OF THE UNITED STATES OR OF ANY OTHER COUNTRY, PATENTS, PATENT RIGHTS, COPYRIGHTS, LICENSES AND PRIVILEGES, INVENTIONS, IMPROVEMENTS IN PROCESSING, TRADEMARKS AND TRADE NAMES OR PENDING APPLICATIONS THEREOF RELATING TO OR USEFUL IN CONNECTION WITH ANY BUSINESS OF THE CORPORATION OR OF ANY COMPANY OR ASSOCIATION IN WHICH THE CORPORATION MAY HAVE AN INTEREST DIRECTLY OR INDIRECTLY.

     TO SELL, CONVEY, LEASE, EXCHANGE, TRANSFER OR OTHERWISE DISPOSE OF OR MORTGAGE, PLEDGE OR OTHERWISE ENCUMBER OR CREATE A SECURITY INTEREST IN, ANY OR ALL OF ITS PROPERTY, REAL OR PERSONAL, OR ANY INTEREST THEREIN, WHEREVER SITUATED.

     TO ENGAGE IN THE BUSINESS DESCRIBED IN PARAGRAPHS NUMBERED 1 THROUGH 6 OF THIS ARTICLE THROUGH SUBSIDIARIES OR AFFILIATES; TO FORM, CAUSE TO BE INCORPORATED, PURCHASE, RECEIVE OR OTHERWISE ACQUIRE, HOLD, SELL OR OTHERWISE DISPOSE OF SUCH SUBSIDIARIES.

     TO DO ALL AND EVERYTHING NECESSARY, SUITABLE OR PROPER FOR THE ACCOMPLISHMENT OF ANY OF THE PURPOSES, THE ATTAINMENT OF ANY OF THE OBJECTS, OR THE FURTHERANCE OF ANY OF THE POWERS HEREINBEFORE SET FORTH, EITHER ALONE OR IN CONNECTION WITH OTHER CORPORATIONS, FIRMS OR INDIVIDUALS, AND EITHER AS PRINICPALS OR AGENTS, AND TO DO EVERY OTHER ACT OR ACTS, THING OR THINGS, INCIDENTAL OR APPURTENANT TO OR GROWING OUT OF OR CONNECTED WITH THE AFORESAID OBJECTS, PURPOSES OR POWERS, OR ANY OF THEM.



IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 11TH day of DECEMBER, 1991

                                                     /s/ Julie Espinoza
                                                     ---------------------
                                                     JULIE ESPINOZA

State of NEW YORK   }
                    } ss
County of ALBANY    }

     I, BARBARA LLOYD, a Notary Public, do hereby certify that on this 11TH day of DECEMBER, 1991, personally appeared before me, JULIE ESPINOZA (and _____________________________,) who being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.

NOTARIAL SEAL                      /s/ Barbara A. Lloyd
                                  -----------------------------
                                         Notary Public
                                   BARBARA A. LLOYD

                                My commission expires ______________________


                                                BARBARA A. LLOYD
                                        Notary Public, State of New York
                                                  No. 4981917
                                           Qualified in Albany County
                                        Commission Expires March 30, 1993




                                                        FILED AND CERTIFICATE OF
                                                          INCORPORATION ISSUED
                                                               DEC 11 1991
                                                            /s/ Roy D. Blunt